EXHIBIT 11.1
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

                            AXENT TECHNOLOGIES, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE


                                                       For the Three Months                   For the Six Months
                                                          Ended June 30,                        Ended June 30,
                                                 ---------------------------------    -----------------------------------
                                                     1997               1996               1997                1996
                                                 --------------    ---------------    ----------------     --------------
Income (loss) from continuing operations         $ 1,379,000       $ 1,144,000        $ (25,479,000)       $ 1,227,000
Income from discontinued operations              $    82,000       $   526,000        $     255,000        $ 1,553,000
                                                 --------------    ---------------    ----------------     --------------

Net income                                       $ 1,461,000       $ 1,670,000        $ (25,224,000)       $ 2,780,000
                                                 ==============    ===============    ================     ==============

Weighted average common shares
   outstanding                                    12,927,723        10,652,018           12,894,543          9,894,629

Net income (loss) per common share
 and common share equivalents:
       Continuing operations                     $   0.11          $   0.11            $   (1.98)          $    0.12
       Discontinued operations                   $   0.01          $   0.05            $    0.02           $    0.16

                                                 --------------    ---------------    ---------------      --------------
                                                 $   0.12          $   0.16            $  (1.96)           $    0.28
                                                 ==============    ===============    ================     ==============
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